Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2023 EARNINGS

News Summary:

•	Cisco ended fiscal 2023 with Q4 revenue at $15.2 billion, up 16% year over year; GAAP EPS $0.97, up 43% year over year, and Non-GAAP EPS $1.14, up 37% year over year

•	Q4 FY 2023 operating cash flow of $6.0 billion, up 62% year over year

•	Progress on business model transformation in Q4 FY 2023:

•	Total software revenue up 17% year over year and software subscription revenue up 20% year over year

•	Total annualized recurring revenue (ARR) at $24.3 billion, up 5% year over year and product ARR up 10% year over year

•	Remaining performance obligations (RPO) at $34.9 billion, up 11% year over year and product RPO up 12% year over year

•	Q4 FY 2023 Results:

•	Revenue: $15.2 billion

•	Increase of 16% year over year

•	Earnings per Share: GAAP: $0.97; Non-GAAP: $1.14

•	GAAP EPS increased 43% year over year

•	Non-GAAP EPS increased 37% year over year

•	FY 2023 Results:

•	Revenue: $57.0 billion

•	Increase of 11% year over year

•	Earnings per Share: GAAP: $3.07; Non-GAAP: $3.89

•	GAAP EPS increased 9% year over year

•	Non-GAAP EPS increased 16% year over year

•	Q1 FY 2024 Guidance:

•	Revenue: $14.5 billion to $14.7 billion

•	Earnings per Share: GAAP: $0.79 to $0.84; Non-GAAP: $1.02 to $1.04

•	FY 2024 Guidance:

•	Revenue: $57.0 billion to $58.2 billion

•	Earnings per Share: GAAP: $3.19 to $3.32; Non-GAAP: $4.01 to $4.08

SAN JOSE, Calif. — August 16, 2023 — Cisco today reported fourth quarter and fiscal year results for the period ended July 29, 2023. Cisco reported fourth quarter revenue of $15.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $4.0 billion or $0.97 per share, and non-GAAP net income of $4.7 billion or $1.14 per share.

“This past year was a milestone year for Cisco with record performance in both the full year and Q4,” said Chuck Robbins, chair and CEO of Cisco. “We are seeing solid customer demand, gaining market share, and innovating in key areas like AI, security, and cloud. This momentum gives us confidence in our ability to capture the many opportunities ahead.”

“We delivered double-digit growth in revenue and EPS, generating strong operating leverage in Q4,” said Scott Herren, CFO of Cisco. “Our business model transformation drove double-digit growth in software revenue, product ARR and total RPO, leading to greater visibility and predictability. We are committed to expanding operating leverage and increasing shareholder returns over the long term.”

Q4 GAAP Results

	Q4 FY 2023	Q4 FY 2022	Vs. Q4 FY 2022
Revenue	$15.2 billion	$13.1 billion	16%
Net Income	$4.0 billion	$2.8 billion	41%
Diluted Earnings per Share (EPS)	$0.97	$0.68	43%

Q4 Non-GAAP Results

	Q4 FY 2023	Q4 FY 2022	Vs. Q4 FY 2022
Net Income	$4.7 billion	$3.4 billion	36%
EPS	$1.14	$0.83	37%

Fiscal Year GAAP Results

	FY 2023	FY 2022	Vs. FY 2022
Revenue	$57.0 billion	$51.6 billion	11%
Net Income	$12.6 billion	$11.8 billion	7%
EPS	$3.07	$2.82	9%

Fiscal Year Non-GAAP Results

	FY 2023	FY 2022	Vs. FY 2022
Net Income	$16.0 billion	$14.1 billion	13%
EPS	$3.89	$3.36	16%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Declares Quarterly Dividend

Cisco has declared a quarterly dividend of $0.39 per common share to be paid on October 25, 2023, to all stockholders of record as of the close of business on October 4, 2023. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q4 FY 2023 Highlights

Revenue — Total revenue was up 16% at $15.2 billion, with product revenue up 20% and service revenue up 4%. Revenue by geographic segment was: Americas up 21%, EMEA up 10%, and APJC up 7%. Product revenue performance was led by growth in Secure, Agile Networks up 33%, Optimized Application Experiences up 15%, and Internet for the Future up 3%. Collaboration was down 12%. End-to-End Security was flat.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 64.1%, 63.6%, and 65.7%, respectively, as compared with 61.3%, 59.1%, and 67.5%, respectively, in the fourth quarter of fiscal 2022.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.9%, 65.5%, and 67.5%, respectively, as compared with 63.3%, 61.3%, and 69.0%, respectively, in the fourth quarter of fiscal 2022.

Total gross margins by geographic segment were: 65.0% for the Americas, 68.4% for EMEA and 65.3% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $5.5 billion, up 20%, and were 36.1% of revenue. Non-GAAP operating expenses were $4.6 billion, up 15%, and were 30.6% of revenue.

Operating Income — GAAP operating income was $4.3 billion, up 24%, with GAAP operating margin of 28.0%. Non-GAAP operating income was $5.4 billion, up 27%, with non-GAAP operating margin at 35.4%.

Provision for Income Taxes — The GAAP tax provision rate was 11.5%. The non-GAAP tax provision rate was 15.5%.

Net Income and EPS — On a GAAP basis, net income was $4.0 billion, an increase of 41%, and EPS was $0.97, an increase of 43%. On a non-GAAP basis, net income was $4.7 billion, an increase of 36%, and EPS was $1.14, an increase of 37%.

Cash Flow from Operating Activities — $6.0 billion for the fourth quarter of fiscal 2023, an increase of 62% compared with $3.7 billion for the fourth quarter of fiscal 2022.

FY 2023 Highlights

Revenue — Total revenue was $57.0 billion, an increase of 11%.

Net Income and EPS — On a GAAP basis, net income was $12.6 billion, an increase of 7%, and EPS was $3.07, an increase of 9%. On a non-GAAP basis, net income was $16.0 billion, an increase of 13% compared to fiscal 2022, and EPS was $3.89, an increase of 16%.

Cash Flow from Operating Activities — $19.9 billion for fiscal 2023, an increase of 50% compared with $13.2 billion for fiscal 2022.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $26.1 billion at the end of the fourth quarter of fiscal 2023, compared with $23.3 billion at the end of the third quarter of fiscal 2023, and compared with $19.3 billion at the end of fiscal 2022.

Remaining Performance Obligations (RPO) — $34.9 billion, up 11% in total, with 51% of this amount to be recognized as revenue over the next 12 months. Product RPO were up 12% and service RPO were up 9%.

Deferred Revenue — $25.6 billion, up 10% in total, with deferred product revenue up 10%. Deferred service revenue was up 9%.

Capital Allocation — In the fourth quarter of fiscal 2023, we returned $2.8 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.39 per common share, or $1.6 billion, and repurchased approximately 25 million shares of common stock under our stock repurchase program at an average price of $50.49 per share for an aggregate purchase price of $1.3 billion. The remaining authorized amount for stock repurchases under the program is $10.9 billion with no termination date.

Acquisitions

In the fourth quarter of fiscal 2023, we closed the following acquisitions: Lightspin Technologies Ltd., a privately held cloud security software company; Smartlook, s.r.o., a privately held company that provides a digital experience and product analytics solution that monitors user engagement on websites and mobile applications in real time; and Armorblox, Inc., a privately held company focused on the use of Large Language Models and natural language understanding in cybersecurity.

Guidance

Cisco expects to achieve the following results for the first quarter of fiscal 2024:

Q1 FY 2024
Revenue	$14.5 billion - $14.7 billion
Non-GAAP gross margin rate	65% - 66%
Non-GAAP operating margin rate	34% - 35%
Non-GAAP EPS	$1.02 - $1.04

Cisco estimates that GAAP EPS will be $0.79 to $0.84 for the first quarter of fiscal 2024.

Cisco expects to achieve the following results for fiscal 2024:

FY 2024
Revenue	$57.0 billion - $58.2 billion
Non-GAAP EPS	$4.01 - $4.08

Cisco estimates that GAAP EPS will be $3.19 to $3.32 for fiscal 2024.

Our Q1 FY 2024 and FY 2024 guidance assumes an effective tax provision rate of 18% for GAAP and 19% for non-GAAP results.

A reconciliation between the Guidance on a GAAP and non-GAAP basis is provided in the tables entitled “GAAP to non-GAAP Guidance” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2023 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 16, 2023 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 16, 2023 to 4:00 p.m. Pacific Time, August 23, 2023 at 1-866-405-7294 (United States) or 1-203-369-0606 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 16, 2023. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
REVENUE:
Product	$11,650	$9,688	$43,142	$38,018
Service	3,553	3,414	13,856	13,539

Total revenue	15,203	13,102	56,998	51,557

COST OF SALES:
Product	4,237	3,966	16,590	14,814
Service	1,218	1,111	4,655	4,495

Total cost of sales	5,455	5,077	21,245	19,309

GROSS MARGIN	9,748	8,025	35,753	32,248
OPERATING EXPENSES:
Research and development	1,953	1,682	7,551	6,774
Sales and marketing	2,579	2,349	9,880	9,085
General and administrative	690	489	2,478	2,101
Amortization of purchased intangible assets	70	73	282	313
Restructuring and other charges	203	(2)	531	6

Total operating expenses	5,495	4,591	20,722	18,279

OPERATING INCOME	4,253	3,434	15,031	13,969
Interest income	312	129	962	476
Interest expense	(111)	(93)	(427)	(360)
Other income (loss), net	17	(54)	(248)	392

Interest and other income (loss), net	218	(18)	287	508

INCOME BEFORE PROVISION FOR INCOME TAXES	4,471	3,416	15,318	14,477
Provision for income taxes	513	601	2,705	2,665

NET INCOME	$3,958	$2,815	$12,613	$11,812

Net income per share:
Basic	$0.97	$0.68	$3.08	$2.83

Diluted	$0.97	$0.68	$3.07	$2.82

Shares used in per-share calculation:
Basic	4,071	4,128	4,093	4,170

Diluted	4,093	4,137	4,105	4,192

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 29, 2023
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$9,075	21%	$33,447	12%
EMEA	3,926	10%	15,135	10%
APJC	2,203	7%	8,417	5%

Total	$15,203	16%	$56,998	11%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 29, 2023
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	65.0%	63.8%
EMEA	68.4%	66.2%
APJC	65.3%	64.4%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 29, 2023
	Three Months Ended		Fiscal Year Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Secure, Agile Networks	$8,125	33%	$29,105	22%
Internet for the Future	1,298	3%	5,306	1%
Collaboration	1,023	(12)%	4,052	(9)%
End-to-End Security	987	—%	3,859	4%
Optimized Application Experiences	214	15%	811	11%
Other Products	2	(33)%	9	(15)%

Total Product	11,650	20%	43,142	13%
Services	3,553	4%	13,856	2%

Total	$15,203	16%	$56,998	11%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 29, 2023	July 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$10,123	$7,079
Investments	16,023	12,188
Accounts receivable, net of allowance of $85 at July 29, 2023 and $83 at July 30, 2022	5,854	6,622
Inventories	3,644	2,568
Financing receivables, net	3,352	3,905
Other current assets	4,352	4,355

Total current assets	43,348	36,717
Property and equipment, net	2,085	1,997
Financing receivables, net	3,483	4,009
Goodwill	38,535	38,304
Purchased intangible assets, net	1,818	2,569
Deferred tax assets	6,576	4,449
Other assets	6,007	5,957

TOTAL ASSETS	$101,852	$94,002

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,733	$1,099
Accounts payable	2,313	2,281
Income taxes payable	4,235	961
Accrued compensation	3,984	3,316
Deferred revenue	13,908	12,784
Other current liabilities	5,136	5,199

Total current liabilities	31,309	25,640
Long-term debt	6,658	8,416
Income taxes payable	5,756	7,725
Deferred revenue	11,642	10,480
Other long-term liabilities	2,134	1,968

Total liabilities	57,499	54,229
Total equity	44,353	39,773

TOTAL LIABILITIES AND EQUITY	$101,852	$94,002

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 29, 2023	July 30, 2022
Cash flows from operating activities:
Net income	$12,613	$11,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,726	1,957
Share-based compensation expense	2,353	1,886
Provision (benefit) for receivables	31	55
Deferred income taxes	(2,085)	(309)
(Gains) losses on divestitures, investments and other, net	206	(453)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	734	(1,009)
Inventories	(1,069)	(1,030)
Financing receivables	1,102	1,241
Other assets	5	(1,615)
Accounts payable	27	(55)
Income taxes, net	1,218	(690)
Accrued compensation	651	(427)
Deferred revenue	2,326	1,328
Other liabilities	48	535

Net cash provided by operating activities	19,886	13,226

Cash flows from investing activities:
Purchases of investments	(10,871)	(6,070)
Proceeds from sales of investments	1,054	2,660
Proceeds from maturities of investments	5,978	5,686
Acquisitions, net of cash and cash equivalents acquired and divestitures	(301)	(373)
Purchases of investments in privately held companies	(185)	(186)
Return of investments in privately held companies	90	237
Acquisition of property and equipment	(849)	(477)
Proceeds from sales of property and equipment	3	91
Other	(26)	(15)

Net cash provided by (used in) investing activities	(5,107)	1,553

Cash flows from financing activities:
Issuances of common stock	700	660
Repurchases of common stock - repurchase program	(4,293)	(7,689)
Shares repurchased for tax withholdings on vesting of restricted stock units	(597)	(692)
Short-term borrowings, original maturities of 90 days or less, net	(602)	606
Issuances of debt	—	1,049
Repayments of debt	(500)	(3,550)
Dividends paid	(6,302)	(6,224)
Other	(32)	(122)

Net cash used in financing activities	(11,626)	(15,962)

Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(105)	(180)

Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	3,048	(1,363)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of fiscal year	8,579	9,942

Cash, cash equivalents, restricted cash and restricted cash equivalents, end of fiscal year	$11,627	$8,579

Supplemental cash flow information:
Cash paid for interest	$376	$355
Cash paid for income taxes, net	$3,571	$3,663

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 29, 2023		April 29, 2023		July 30, 2022
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$15,802	12%	$14,681	9%	$14,090	6%
Service	19,066	9%	17,401	4%	17,449	(1)%

Total	$34,868	11%	$32,082	6%	$31,539	2%

We expect 51% of total RPO at July 29, 2023 will be recognized as revenue over the next 12 months.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 29, 2023	April 29, 2023	July 30, 2022
Deferred revenue:
Product	$11,505	$10,895	$10,427
Service	14,045	13,365	12,837

Total	$25,550	$24,260	$23,264

Reported as:
Current	$13,908	$13,249	$12,784
Noncurrent	11,642	11,011	10,480

Total	$25,550	$24,260	$23,264

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2023
July 29, 2023	$0.39	$1,589	25	$50.49	$1,254	$2,843
April 29, 2023	$0.39	$1,593	25	$49.45	$1,259	$2,852
January 28, 2023	$0.38	$1,560	26	$47.72	$1,256	$2,816
October 29, 2022	$0.38	$1,560	12	$43.76	$502	$2,062
Fiscal 2022
July 30, 2022	$0.38	$1,567	54	$44.02	$2,402	$3,969
April 30, 2022	$0.38	$1,555	5	$54.20	$252	$1,807
January 29, 2022	$0.37	$1,541	82	$58.36	$4,824	$6,365
October 30, 2021	$0.37	$1,561	5	$56.49	$256	$1,817

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
GAAP net income	$3,958	$2,815	$12,613	$11,812
Adjustments to cost of sales:
Share-based compensation expense	103	78	396	311
Amortization of acquisition-related intangible assets	168	162	630	733
Acquisition-related/divestiture costs	14	24	18	27
Russia-Ukraine war costs	—	2	—	7
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—

Total adjustments to GAAP cost of sales	276	266	1,035	1,078

Adjustments to operating expenses:
Share-based compensation expense	520	401	1,951	1,574
Amortization of acquisition-related intangible assets	70	73	282	328
Acquisition-related/divestiture costs	63	45	241	306
Russia-Ukraine war costs	(7)	22	—	84
Significant asset impairments and restructurings	203	(2)	531	6

Total adjustments to GAAP operating expenses	849	539	3,005	2,298

Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(55)	—	133	(478)

Total adjustments to GAAP interest and other income (loss), net	(55)	—	133	(478)

Total adjustments to GAAP income before provision for income taxes	1,070	805	4,173	2,898

Income tax effect of non-GAAP adjustments	(215)	(181)	(838)	(616)
Significant tax matters	(133)	—	31	—

Total adjustments to GAAP provision for income taxes	(348)	(181)	(807)	(616)

Non-GAAP net income	$4,680	$3,439	$15,979	$14,094

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
GAAP EPS	$0.97	$0.68	$3.07	$2.82
Adjustments to GAAP:
Share-based compensation expense	0.15	0.12	0.57	0.45
Amortization of acquisition-related intangible assets	0.06	0.06	0.22	0.25
Acquisition-related/divestiture costs	0.02	0.02	0.06	0.08
Russia-Ukraine war costs	—	0.01	—	0.02
Significant asset impairments and restructurings	0.05	—	0.13	—
(Gains) and losses on investments	(0.01)	—	0.03	(0.11)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.20)	(0.15)
Significant tax matters	(0.03)	—	0.01	—

Non-GAAP EPS	$1.14	$0.83	$3.89	$3.36

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Three Months Ended July 29, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$7,413	$2,335	$9,748	$5,495	20%	$4,253	24%	$218	$3,958	41%
% of revenue	63.6%	65.7%	64.1%	36.1%		28.0%		1.4%	26.0%
Adjustments to GAAP amounts:
Share-based compensation expense	40	63	103	520		623		—	623
Amortization of acquisition-related intangible assets	168	—	168	70		238		—	238
Acquisition/divestiture-related costs	14	—	14	63		77		—	77
Russia-Ukraine war costs	—	—	—	(7)		(7)		—	(7)
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—		(9)		—	(9)
Significant asset impairments and restructurings	—	—	—	203		203		—	203
(Gains) and losses on investments	—	—	—	—		—		(55)	(55)
Income tax effect/significant tax matters	—	—	—	—		—		—	(348)

Non-GAAP amount	$7,626	$2,398	$10,024	$4,646	15%	$5,378	27%	$163	$4,680	36%

% of revenue	65.5%	67.5%	65.9%	30.6%		35.4%		1.1%	30.8%

	Three Months Ended July 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,722	$2,303	$8,025	$4,591	$3,434	$(18)	$2,815
% of revenue	59.1%	67.5%	61.3%	35.0%	26.2%	(0.1)%	21.5%
Adjustments to GAAP amounts:
Share-based compensation expense	28	50	78	401	479	—	479
Amortization of acquisition-related intangible assets	162	—	162	73	235	—	235
Acquisition/divestiture-related costs	24	—	24	45	69	—	69
Russia-Ukraine war costs	—	2	2	22	24	—	24
Significant asset impairments and restructurings	—	—	—	(2)	(2)	—	(2)
Income tax effect/significant tax matters	—	—	—	—	—	—	(181)

Non-GAAP amount	$5,936	$2,355	$8,291	$4,052	$4,239	$(18)	$3,439

% of revenue	61.3%	69.0%	63.3%	30.9%	32.4%	(0.1)%	26.2%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET,

AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended July 29, 2023
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$26,552	$9,201	$35,753	$20,722	13%	$15,031	8%	$287	$12,613	7%
% of revenue	61.5%	66.4%	62.7%	36.4%		26.4%		0.5%	22.1%
Adjustments to GAAP amounts:
Share-based compensation expense	151	245	396	1,951		2,347		—	2,347
Amortization of acquisition-related intangible assets	630	—	630	282		912		—	912
Acquisition/divestiture-related costs	18	—	18	241		259		—	259
Supplier component remediation charge (adjustment), net	(9)	—	(9)	—		(9)		—	(9)
Significant asset impairments and restructurings	—	—	—	531		531		—	531
(Gains) and losses on investments	—	—	—	—		—		133	133
Income tax effect/significant tax matters	—	—	—	—		—		—	(807)

Non-GAAP amount	$27,342	$9,446	$36,788	$17,717	11%	$19,071	10%	$420	$15,979	13%

% of revenue	63.4%	68.2%	64.5%	31.1%		33.5%		0.7%	28.0%

	Fiscal Year Ended July 30, 2022
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$23,204	$9,044	$32,248	$18,279	$13,969	$508	$11,812
% of revenue	61.0%	66.8%	62.5%	35.5%	27.1%	1.0%	22.9%
Adjustments to GAAP amounts:
Share-based compensation expense	112	199	311	1,574	1,885	—	1,885
Amortization of acquisition-related intangible assets	733	—	733	328	1,061	—	1,061
Acquisition/divestiture-related costs	27	—	27	306	333	—	333
Russia-Ukraine war costs	4	3	7	84	91	—	91
Significant asset impairments and restructurings	—	—	—	6	6	—	6
(Gains) and losses on investments	—	—	—	—	—	(478)	(478)
Income tax effect/significant tax matters	—	—	—	—	—	—	(616)

Non-GAAP amount	$24,080	$9,246	$33,326	$15,981	$17,345	$30	$14,094

% of revenue	63.3%	68.3%	64.6%	31.0%	33.6%	0.1%	27.3%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
GAAP effective tax rate	11.5%	17.6%	17.7%	18.4%
Total adjustments to GAAP provision for income taxes	4.0%	0.9%	0.3%	0.5%

Non-GAAP effective tax rate	15.5%	18.5%	18.0%	18.9%

GAAP TO NON-GAAP GUIDANCE

Q1 FY 2024	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	63% - 64%	27% - 28%	$0.79 - $0.84
Estimated adjustments for:
Share-based compensation expense	1.0%	4.0%	$0.12 - $0.13
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	$0.06 - $0.07
Significant asset impairments and restructurings	—	1.0%	$0.02 - $0.03

Non-GAAP	65% - 66%	34% - 35%	$1.02 - $1.04

FY 2024	Earnings per Share (1)
GAAP	$3.19 - $3.32
Estimated adjustments for:
Share-based compensation expense	$0.54 - $0.56
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.20 - $0.22
Significant asset impairments and restructurings	$0.02 - $0.04

Non-GAAP	$4.01 - $4.08

(1)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, Russia-Ukraine war costs, restructurings, (gains) and losses on investments and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued strong customer demand, gains in market share, innovations in AI, security, and cloud, our ability to capture future opportunities, and our commitment to the expansion of operating leverage and increase of shareholder returns over the long term) and the future financial performance of Cisco (including the guidance for Q1 FY 2024 and full year FY 2024) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic and related public health measures; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in Secure, Agile Networks and services; the timing of orders and manufacturing and customer lead times; significant supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events (including as a result of global climate change); any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 24, 2023 and September 8, 2022, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 29, 2023 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, Russia-Ukraine war costs, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Annualized recurring revenue represents the annualized revenue run-rate of active subscriptions, term licenses, operating leases and maintenance contracts at the end of a reporting period, net of rebates to customers and partners as well as certain other revenue adjustments. Includes both revenue recognized ratably as well as upfront on an annualized basis.

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